Exhibit 10.26
RESTRICTED STOCK AGREEMENT
Valero Energy Corporation 2020 Omnibus Stock Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is between Valero Energy Corporation, a Delaware corporation (“Valero”), and [______________], an employee of Valero or one of its Affiliates (“Employee”), who agree as follows:

1.Introduction. Pursuant to the Valero Energy Corporation 2020 Omnibus Stock Incentive Plan (as may be amended, the “Plan”), on [Grant Date] (the “Date of Grant”), Employee was awarded [Number of Shares] shares of Common Stock of Valero, under the Plan as Restricted Stock (as defined in the Plan) (“Restricted Stock”). The parties hereby enter into this Agreement to evidence the terms, conditions and restrictions applicable to the Restricted Stock.

2.The Plan, Restrictions, Vesting. The Plan is incorporated herein by reference for all purposes, and Employee hereby agrees to the terms and conditions stated therein applicable to the Restricted Stock and the rights and powers of Valero and the Committee as provided therein. In addition, Employee agrees as follows:

2.01Except to the extent otherwise provided in the Plan or this Agreement, shares of Restricted Stock issued to Employee under the Plan may not be sold, exchanged, pledged, hypothecated, transferred, garnished or otherwise disposed of or alienated prior to vesting.

2.02Except to the extent otherwise provided in the Plan, Employee’s rights to and interest in the shares of Restricted Stock described herein shall vest over a period of three years in equal, one-third increments with the first increment vesting on the first anniversary of the Date of Grant, the second increment vesting on the second anniversary of the Date of Grant, and the third increment vesting on the third anniversary of the Date of Grant. The first increment of vesting will be rounded up to the extent necessary to avoid the inclusion of any fractional vested Shares in any increment.

2.03Employee agrees that in lieu of certificates representing Employee’s shares of Restricted Stock, the Restricted Stock and any Shares issuable in connection with their vesting may be issued in uncertificated form pursuant to the Direct Registration System (“DRS”) of Valero’s stock transfer agent.

2.04If, as the result of a stock split, stock dividend, combination of shares or any other change, including an exchange of securities for any reason, the Employee shall be entitled to new or additional or different shares of stock or securities, such stock or securities shall be subject to the terms and conditions of the Plan and this Agreement.

3.Limitation. The Employee shall have no rights with respect to any shares of Restricted Stock not expressly conferred by the Plan or this Agreement.

4.Tax Payment Election. The Employee may make the payment of the amount of any taxes required to be collected or withheld by Valero in connection with the vesting of shares of Restricted Stock in whole or in part by, in accordance with any procedures established from time to time by Valero, electing to have Valero withhold from the number of Shares otherwise deliverable a number of Shares whose Fair Market Value equals the amount of the applicable federal, state, local or employment tax requirement.

5.Miscellaneous. All capitalized terms contained in this Agreement shall have the definitions set forth in the Plan unless otherwise defined herein. This Agreement shall be binding upon the parties hereto and their respective beneficiaries, heirs, administrators, executors, legal representatives and successors.

6.Code Section 409A. The issuance of Shares under this Award shall be made on or as soon as reasonably practical following the applicable date of vesting, but in any event no later than the 15th day of the third month following the end of the year in which the applicable date of vesting occurs. With respect to the receipt of dividends, the payment of dividends shall be made by the last day of the fiscal quarter during which dividends on Valero Common Stock are paid, but in any event by no later than the later of: (a) the end of the year in which the dividends on Valero Common Stock are paid, or (b) the 15th day of the third calendar month following date that the dividends on Valero Common Stock are paid. This Agreement and the award evidenced hereby are intended to comply, and shall be administered consistently, in all respects with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder to the extent applicable to the Employee. If necessary in order to ensure such compliance, this Agreement may be reformed consistent with guidance issued by the Internal Revenue Service.

EFFECTIVE as of the [___] day of [____], 20[___].

VALERO ENERGY CORPORATION
_______________________________
Julia Rendon Reinhart
Senior Vice President & Chief Human Resources Officer

_______________________________
Employee